                                                                   EXHIBIT 99.2


                         REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement, dated as of January 11, 2000, by and between VCampus Corporation, a Delaware corporation ("Company"), and Mastech Corporation, a Pennsylvania corporation, through its Mastech eVentures business unit ("Purchaser").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Company and Purchaser have entered into that certain Stock Purchase Agreement, dated as of January 10, 2000 (the "Purchase Agreement"), pursuant to which Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from Company, through its Mastech eVentures business unit, shares of Common Stock of the Company and a Warrant exercisable for Common Stock of the Company; and

     WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to purchase, through its Mastech eVentures business unit, the shares of Common Stock of the Company and the Warrant exercisable for Common Stock of the Company, Company has agreed to provide registration rights with respect thereto;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

     1.   Definitions.  Unless otherwise defined herein, terms used herein shall
          -----------
have the meaning ascribed to them in the Purchase Agreement, and the following shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

     "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

     "Warrant Shares" shall mean shares of Common Stock issued upon exercise of the Warrant.

     "Holder" shall mean (i) the Purchaser, and (ii) any other Person holding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

     "Incidental Registration" shall have the meaning ascribed to it in Section
3.

     "Majority Holders" shall mean the Holders of a majority of the Registrable Securities.

     "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

     "Registrable Securities" shall mean the shares of Common Stock issued pursuant to the Purchase Agreement, the Warrant Shares, shares of Common Stock hereafter acquired by Purchaser, and shares of Common Stock which Purchaser hereafter obtains the right to acquire pursuant to any dividend, distribution, stock split or similar transaction or rights to the extent that all of the holders of the Common Stock received shares of Common Stock; provided, however, that the shares of Common Stock or Warrant Shares shall only be treated as Registrable Securities if and for so long as they have not been sold to or through a broker or underwriter in a public distribution, or only until the date on which all of the Registrable Securities can be disposed of in any three month period pursuant to Rule 144 (or any similar or analogous rule under the Securities Act of 1933).

     "Registration Statement" shall mean a registration statement filed by the Company with the U.S. Securities and Exchange Commission for a public offering and sale of securities of the Company (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively).

     2.   Required Registration.  Subject to the terms of this Section 2 and
          ---------------------
Section 5, after receipt of a written request from the holders of Registrable Securities requesting that Company effect a registration under the Securities Act covering at least 30% of the Registrable Securities then outstanding, and specifying the intended method or method of disposition thereof, Company shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 may elect (by written notice sent to Company within ten (10) Business Days from the date of such Holder's receipt of the aforementioned Company's notice) to have Registrable Securities included in such registration thereof pursuant this
Section 2. Thereupon Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of all shares of Registrable Securities which Company has been so requested to register by such Holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered; provided, however, that Company shall not be required to effect more than one (1) registration per year of Registrable Securities pursuant to this Section 2 and a total of five (5) registrations of Registrable Securities pursuant to this Section 2 during the term of this Agreement (excluding a Registration Statement on Form S-3 (or other comparable or successor short form) registering the offer and sale of Registrable Securities in one distribution or from time to time in the manner contemplated by Rule 415 of the Securities Act (a "Shelf Registration Statement")). During the two-year period following the date of this Agreement, the Company will be permitted to satisfy its obligations under this Section 2 by filing a Shelf Registration Statement. Following the second anniversary of the date of this Agreement or in the event that the Company does not qualify to use Form S-3 for the offer and sale of Registrable Securities during the two year period following the date of this Agreement, the Holders may require the Company to register Registrable Securities on any applicable form including Form S-1 (or its successor form). The Company shall not be required to file a Registration Statement at a time when a Shelf Registration Statement covering Registrable Securities is then in effect.

     3.   Incidental Registration.  If Company at any time proposes to file on
          -----------------------
its behalf a registration statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Company pursuant to any employee benefit plan, respectively) for the general registration of securities (an "Incidental Registration Statement"), it will give written notice to all Holders at least 15 days before the initial filing with the SEC of such Incidental Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request.

     Each Holder desiring to have Registrable Securities registered under this
Section 3 shall advise Company in writing within 10 Business Days after the date of receipt of such offer from Company, setting forth the amount of such Registrable Securities for which registration is requested. Company shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. In connection with any registration subject to this Section 3, which is to be effected in a firm commitment underwriting, Company will not be required to include Registrable Securities in such underwriting unless the Holder of such Registrable Securities accepts the terms and conditions of the underwriting agreement which is agreed upon between Company and the managing underwriter selected by Company, so long as such underwriting agreement conforms to industry standards and practices and the obligations and liabilities imposed on the Holders under such agreement are customary for the stockholders selling securities in an underwritten offering. If the managing underwriter of a proposed public offering shall advise Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Company would materially and adversely affect the distribution of such securities by Company, then all selling security holders with incidental registration rights shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 5, all expenses of such registration shall be borne by Company. The Company shall have the right to terminate or withdraw any Registration Statement initiated under this Section 3 prior to the effectiveness of such Registration Statement whether or not the Holders have elected to include Registrable Securities in such Registration Statement.

     4.   Registration Procedures. If the Company is required by the provisions
          -----------------------
of Section 2 or 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, Company will, as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 120 days (or, with respect to any underwritten offering, such shorter period as the underwriters need to complete the distribution of the registered offering or, with respect to a shelf Registration Statement on a form under the Securities Act relating to the offer and sale of Registrable Securities from time to time in accordance with Rule 415, such longer period as may be required to dispose of the Registrable Securities covered by such Registration Statement);

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until, in the case of an Incidental Registration Statement filed pursuant to Section 3, the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 120 days, or in the case of a Registration Statement filed pursuant to Section 2, such time as is set forth in Section 4(a);

          (c) furnish, to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

          (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that Company shall not be
                               --------  -------
obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

          (e) furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Holders of a majority of the Registrable Securities being registered may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered may reasonably request;

          (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          (h)  give written notice to Holders:

               (i) when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any posteffecive amendment thereto has become effective;

               (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common

     Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event that requires Company to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

          (i) use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

          (j) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

          (k) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities;

          (l) upon the occurrence of any event contemplated by Section 4(h)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4(h)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus, and the period of effectiveness of such Registration Statement provided for above shall each be extended by the number of days from and including the date of the giving of such notice to Holders shall have received such amended or supplemented prospectus pursuant to this
Section 4(l);

          (m) (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the registration; provided that the foregoing inspection and
                                     --------
information gathering shall be coordinated on behalf of the

Purchaser by Purchaser and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4; and

          (n) in connection with any underwritten offering, make appropriate officers of Company reasonably available to the selling security holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of securities similar to the Registrable Securities, in connection with any proposed sale of the Registrable Securities in an aggregate offering of at least $10 million.

     It shall be a condition precedent to the obligation of Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to Company such information regarding the securities held by such Holder and the intended method of disposition thereof as Company shall reasonably request and as shall be required in connection with the action taken by Company.

     5.   Expenses.  All expenses incurred in complying with this Agreement,
          --------
including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 4(d), shall be paid by Company, except that:

          (a) All such expenses (including costs associated with including shares of Company Common Stock held by other parties, other than employees or directors of the Company, who have registration rights of the type described in
Section 3 hereof) in connection with a Registration Statement filed prior to the first anniversary of the date of this Agreement pursuant to Section 2 shall be paid by the selling Holders; provided that the Holders shall not be required to pay aggregate expenses in excess of $50,000; and

          (b) all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus required to be filed pursuant to
Section 3 which is filed more than 180 days after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and

          (c) Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder.

     6.   Indemnification and Contribution.
          --------------------------------

          (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Company shall indemnify and hold harmless the holder of such Registrable Securities, such holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be
                                    --------  -------
liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Company by such holder specifically for use therein or (in the case of any underwritten offering) so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such holder.

          (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless Company, its directors and officers and each other person, if any, who controls Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to Company by such Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 6 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

          (c) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     7.   Certain Limitations on Registration Rights.  Notwithstanding the other
          ------------------------------------------
provisions of this Agreement:

          (a) Company shall have the right to delay the filing or effectiveness of, or by written notice require the Holders to cease sales of Registrable Securities pursuant to, a Registration Statement required pursuant to Section 2 hereof during one or more periods aggregating not more than 60 days in any twelve-month period (such period or periods, the "Suspension Period") in the event that (i) Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed, (ii) in the judgment of Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect Company, or (iii) the Registration Statement can no longer be used under the Securities Act; provided that the period of effectiveness of the Registration Statement pursuant to Section 2 shall be extended by the length of any such Suspension Period;

          (b) Notwithstanding Section 7(b) hereof, Company agrees that it shall not impose a Suspension Period during the 30-day period following the date on which the Registration Statement is first declared effective by the SEC (the "30-day Period") as a result of any activity initiated by Company, or in response to any proposal, unless Company's Board of Directors determines in good faith that it is required to impose a Suspension Period by law during such 30-day Period. To the extent Company imposes a Suspension Period during such 30-day Period as a result of such determination by Company's Board of Directors, Company shall not, for such additional number of consecutive days following the termination of such Suspension Period, impose an additional Suspension Period, so as to provide the Holders with a total of 30 days without a Suspension Period; and

          (c) If Company suspends the Registration Statement or requires the Holders to cease sales of the Common Stock pursuant to paragraph (a) above, Company shall, as promptly as practicable following the termination of the circumstances which entitled Company to do so, take such action as may be necessary to reinstate the effectiveness of the Registration Statement and/or give written notice to all Holders authorizing them to resume sales pursuant to the Registration Statement. If, as a result thereof, the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, Company shall enclose such revised prospectus with a notice to Holders given pursuant to this paragraph (c), and the Shareholders shall make no offers or sales of shares pursuant to such Registration Statement other than by means of such revised prospectus.

     8.   Selection of Managing Underwriters.  The managing underwriter or
          ----------------------------------
underwriters for any offering of Registrable Securities to be registered pursuant to Section 2 in an underwritten public offering shall be of recognized national standing selected by the holders of a majority of the shares being so registered, and shall be reasonably acceptable to Company.

     9.   Restrictions on Sale After Public Offering.  Except for transfers made
          ------------------------------------------
in transactions exempt from the registration requirements under the Securities Act (other than Rule 144 thereunder), Company and each Holder hereby agree not to offer, sell, contract to sell or otherwise dispose of any of their Registrable Securities within 120 days after the date of any final prospectus relating to the public offering of Common Stock, if underwritten, whether by Company or by any Holders, except pursuant to such prospectus or with the written consent of the managing underwriter or underwriters for such offering.

     10.  Miscellaneous.
          -------------

          (a)  No Inconsistent Agreements.  From and after the date of this
               --------------------------
Agreement, the Company shall not, without the prior written consent of the Majority

Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder of any securities of the Company the right to require the Company to initiate any registration of any securities of the Company (i) that is inconsistent with or superior to the rights of the Holders of Registrable Shares provided in this Agreement or (ii) that would require the exclusion of Registrable Shares held by the Holders from such a registration beyond any such exclusion contemplated by this Agreement. This Paragraph 10(a) shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder if such rights are subordinate to the rights of a Holder of Registrable Shares.

          (b)  Remedies.  Each Holder, in addition to being entitled to exercise
               --------
all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (c)  Amendments and Waivers.  Except as otherwise provided herein, the
               ----------------------
provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given without the written consent of the Majority Holders and the Company.

          (d)  Notice Generally.  Any notice, demand, request, consent,
               ----------------
approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

               (i) If to any Holder, at its last known address appearing on the books of Company maintained for such purpose.

               (ii)  If to Company, at

                     VCampus Corporation
                     Suite 500
                     8251 Greensboro Drive
                     McLean, Virginia 22102
                     Attention: Nat Kannan, CEO
                     Telecopy Number: (703) 893-1905

               with a copy to

                     Wyrick Robbins Yates & Ponton LLP
                     Suite 300
                     4101 Lake Boone Trail
                     Raleigh, NC 27607
                     Attn: Larry E. Robbins


or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail.

          (e) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are transferred.

          (f) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law; Jurisdiction.  This Agreement shall be governed by,
              ---------------------------
construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws provisions thereof. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the County of Allegheny, Commonwealth of Pennsylvania . Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with
Section 10(d) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

          (h) Severability.  Wherever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law,

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

such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (i) Entire Agreement.  This Agreement, together with the Purchase
              ----------------
Agreement and Warrant, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


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

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                              VCAMPUS CORPORATION

                              By:  /s/ Narasimhan P. Kannan
                                  ---------------------------------
                                  Name:  Narasimhan P. Kannan
                                  Title: Chief Executive Officer

                              MASTECH CORPORATION

                              By:  /s/ Ajmal Noorani
                                  ---------------------------------
                                  Name:  Ajmal Noorani
                                  Title: Vice President, E Business Solutions
                                         Division

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

                                  SCHEDULE I
                                  ----------

1. The Company has entered into agreements granting registration rights to all of the parties under its currently effective Registration Statement on Form S-1.

2. The Company granted incidental registration rights to each of BH Capital Investments, L.P. and Excalibur Limited Partnership with respect to a total of 55,000 shares of Common Stock issuable upon exercise of warrants.

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